EXHIBIT 12




                               REVISED & RESTATED

                                     BY-LAWS

                                       OF

                          ALLIANCE ENTERTAINMENT CORP.









                           Effective December 20, 1996
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                     OFFICES

SECTION 1.     Delaware Registered Office...........................     1
SECTION 2.     Other Offices........................................     1

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 1.     Annual Meeting.......................................     1
SECTION 2.     Special Meetings.....................................     1
SECTION 3.     Notice of Meetings...................................     1
SECTION 4.     Quorum and Adjournments..............................     2
SECTION 5.     Organization.........................................     2
SECTION 6.     Proxies and Voting of Shares.........................     3
SECTION 7.     Voting List of Stockholders..........................     3
SECTION 8.     Notice of Stockholder Business and
               Nominations .........................................     4

                                   ARTICLE III

                                    DIRECTORS

SECTION 1.     Power and Duties of the Board of
               Directors............................................     6
SECTION 2.     Number, Tenure and Qualifications....................     7
SECTION 3.     Vacancies............................................     7
SECTION 4.     Removal..............................................     8
SECTION 5.     Regular Meetings; Notice.............................     8
SECTION 6.     Special Meetings.....................................     8
SECTION 7.     Notice of Special Meetings...........................     8
SECTION 8.     Quorum...............................................     9
SECTION 9.     Organization.........................................     9
SECTION 10.    Compensation of Directors............................     9
SECTION 11.    Committees...........................................    10
SECTION 12.    Written Consents.....................................    11
SECTION 13.    Conference Telephone Meetings........................    12

                                   ARTICLE IV

                                    OFFICERS

SECTION 1.     Number and Election..................................    12
SECTION 2.     Term of Office and Qualification.....................    12
SECTION 3.     Other Officers.......................................    12


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SECTION 4.     The Co-Chairmen of the Board.........................    13
SECTION 5.     The Vice Chairman....................................    13
SECTION 6.     The Deputy Chairman..................................    13
SECTION 7.     The President........................................    13
SECTION 8.     Vice Presidents......................................    13
SECTION 9.     The Comptroller......................................    14
SECTION 10.    Assistant Comptrollers...............................    14
SECTION 11.    The Secretary........................................    14
SECTION 12.    Assistant Secretaries................................    14
SECTION 13.    The Treasurer........................................    15
SECTION 14.    Assistant Treasurers.................................    15
SECTION 15.    Compensation.........................................    15
SECTION 16.    Bonds................................................    16
SECTION 17.    Removal..............................................    16
SECTION 18.    Vacancies............................................    16

                                    ARTICLE V

                                     NOTICES

SECTION 1.     Manner of Giving.....................................    16
SECTION 2.     Waiver of Notice.....................................    16

                                   ARTICLE VI

                                  CAPITAL STOCK

SECTION 1.     Form and Issuance....................................    17
SECTION 2.     Transfers of Stock...................................    17
SECTION 3.     Lost, Stolen and Destroyed
               Certificates.........................................    17
SECTION 4.     Fixing of Record Date................................    18

                                   ARTICLE VII

           NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

SECTION 1.     Signatures on Checks, Etc............................    18
SECTION 2.     Execution of Contracts, Deeds, Etc...................    19
SECTION 3.     Loans................................................    19

                                  ARTICLE VIII

                                 CORPORATE SEAL                         19


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                                   ARTICLE IX

                                   FISCAL YEAR                          19


                                    ARTICLE X

                              VOTING OF STOCK HELD                      19


                                   ARTICLE XI

                          INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS;
                                    INSURANCE

SECTION 1.     Indemnification......................................    20
SECTION 2.     Insurance............................................    22


                                   ARTICLE XII

                                   AMENDMENTS                           23




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                                   BY-LAWS OF

                          ALLIANCE ENTERTAINMENT CORP.

                                    ARTICLE I

                                     OFFICES

            SECTION 1. Delaware Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19904.

            SECTION 2. Other Offices. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date and at such hour and place, within or without the State of Delaware, as shall be fixed by the Board of Directors with respect to each such meeting and as shall be stated in the notice thereof.

            SECTION 2. Special Meetings. Special meetings of stockholders, for any purpose or purposes may, except as otherwise prescribed by law or in the Certificate of Incorporation, be called at any time by either Co-Chairman or by the Board of Directors to be held on such date and at such hour and such place, within or without the State of Delaware, as shall be stated in the notice thereof.

            SECTION 3. Notice of Meetings. Except as otherwise provided or permitted by law or in the Certificate of Incorporation or in these By-laws, written notice of all meetings of stockholders stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given by a Co-Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat, either by serving such notice upon him personally or by mailing or telegraphing or telecopying the same to him at his address as it appears on the records of the
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Corporation, at least ten days but not more than sixty days before the date of the meeting, and the Secretary or an Assistant Secretary or the transfer agent or agents of the Corporation shall make affidavit as to the giving of such notice.

            SECTION 4. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required to and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted which might have been transacted at the original meeting. If a quorum be present at any meeting of stockholders and the meeting is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

            SECTION 5. Organization. Each meeting of stockholders shall be presided over by a Co-Chairman (and, as between the two Co-Chairmen, the Co-Chairman who shall also be the Chief Executive Officer of the Company, if both Co-Chairmen shall be present) or, in the absence of both Co-Chairmen, by the Vice Chairman, or in the absence of a Co-Chairman and the Vice Chairman so designated, by any other person selected to


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preside by a majority of the Board of Directors. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

            SECTION 6. Proxies and Voting of Shares. At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting (unless a new record date is set by the Board of Directors), but shall not be valid after the final adjournment thereof. All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors or if not so appointed, then by the presiding officer of the meeting. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

            SECTION 7. Voting List of Stockholders. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
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            SECTION 8. Notice of Stockholder Business and Nominations.

      (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 3 of these By-laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-law and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting commencing with the 1995 annual meeting, provided however, that in the event that the date of an annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from the first anniversary date of the previous year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest
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                                    -5-



in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting (or, in the event of the Corporation's first annual meeting in 1995, not later than the close of business on the tenth day following the day on which public announcement is made of the meeting and of the nominees proposed to be nominated), a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the
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Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Co-Chairman of the Board presiding over the meeting, or any other person properly presiding over the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section
13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III

                                    DIRECTORS

            SECTION 1. Power and Duties of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
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The Board may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The Board shall exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or these By-laws.

            SECTION 2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the whole Board but shall consist of not more than thirteen nor less than three directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1996 annual meeting of stockholders, the term of office of the second class to expire at the 1997 annual meeting of stockholders and the term of office of the third class to expire at the 1998 annual meeting of stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1996 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

            SECTION 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have
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                                    -8-



been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

            SECTION 4. Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power then outstanding, voting together as a single class.

            SECTION 5. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and place either within or outside of the State of Delaware, as may be determined by resolution of the Board. No notice of a regular meeting need by given (any practice or custom to the contrary notwithstanding) and any business may be transacted at a regular meeting, held as aforesaid, subject only to the requirements of Section 2 of this Article III.

            SECTION 6. Special Meetings. Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by either Co-Chairman, the President or by a written call signed by a majority of the whole Board of Directors and filed with the Secretary. Each special meeting of the Board shall be held at such time and place, either within or outside of the State of Delaware, as shall be designated in the notice of such meeting.

            SECTION 7. Notice of Special Meetings. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provided by law or as provided in Section 2 of
Article VII hereof, be given by mailing or telegraphing or telecopying the same to each director at his residence or business address at any time on or before the second day before the day of the meeting or by delivering the same to him personally or telephoning the same to him personally at his residence or business address not later than the day before the day of the meeting, unless, in case of exigency, the Co-Chairman who shall be the Chief Executive Officer of the Company, or in such Co-Chairman's absence a Vice Chairman or the Secretary, shall prescribe a shorter notice to each director at his residence or business address. Except as otherwise required by statute or these By-laws, no notice or waiver of notice of a special meeting of the Board need state the purpose or purposes of such meeting,
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and any business may be transacted thereat, any practice or custom to the contrary notwithstanding.

            SECTION 8. Quorum. A majority of the total number of directors at the time in office but in no event less than one-third of that total number or less than two directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that when a Board of one director is authorized pursuant to the Certificate of Incorporation or these By-laws, then one director shall constitute a quorum. If less than quorum be present at the meeting, the directors present may adjourn the meeting and the meeting may be held as adjourned without further notice. If a quorum be present at a meeting and the meeting is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board.

            SECTION 9. Organization. Each meeting of the Board of Directors shall be presided over by a Co-Chairman (and, as between the two Co-Chairmen, by the Co-Chairman who shall also be the Chief Executive Officer of the Company, if both Co-Chairmen shall be present), or in the absence of both Co-Chairmen, by the Vice Chairman, or in the absence of both, by any director selected to preside by vote of a majority of the directors present. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the person presiding over the meeting, shall act as secretary of the meeting.

            SECTION 10. Compensation of Directors. The Board may, from time to time in its discretion, by resolution or resolutions passed by a majority of the whole Board, fix the amounts which shall be payable to the members thereof for their services in such capacity and provide for the reimbursement of the reasonable expenses of such members, all of which shall be in addition to any fees, salaries or other compensation which may be paid or payable to such members in any other capacity. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.
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            SECTION 11. Committees. (A) The Board of Directors may, by
resolution or resolutions adopted by a majority of the whole Board, designate an Executive Committee and one or more other committees. Except as otherwise provided by these By-laws each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such other committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. No committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation. Unless expressly authorized by resolution or resolutions adopted by a majority of the whole Board, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. All committees shall keep regular minutes of their proceedings and report the same to the Board when required.

            (B) Finance Committee. Notwithstanding the immediately preceding paragraph, the Board of Directors of the Corporation shall appoint a Finance Committee. The Finance Committee shall consist of the two Co-Chairmen of the Corporation and two other directors, one of whom shall be the nominee to the Board of Directors of BT Capital Partners, Inc. and the other nominee shall be a nominee of Wasserstein & Co., Inc. ("WCI") (provided, that if the Co-Chairman who is not the Chief Executive Officer shall no longer be a Co-Chairman, at all times thereafter the Finance Committee shall only consist of the Co-Chairman of the Board who is the Chief Executive Officer and the two other directors). The Finance Committee shall review
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all proposals to issue securities of the Corporation and to make acquisitions or to refinance the Corporation's bank debt in whole, or to increase bank debt by more than 25%, and the Finance Committee shall make recommendations to the Board of Directors on such proposals. Any proposal to issue equity securities of the Corporation for cash or debt in an amount which, together with all other equity securities of the Corporation issued for cash or debt during the previous 12-month period, would exceed $10 million shall require the unanimous recommendation of the Finance Committee prior to consideration by the Board of Directors. Any proposal regarding a merger or acquisition (a) in which the consideration being paid by the Corporation shall exceed $50 million or (b) involving the issuance of equity securities as consideration the amount of which, together with all other equity securities of the Corporation issued in connection with mergers or acquisitions during the previous 12-month period, exceeds $1,000,000 x P/.12, where P is equal to the greater of $6.00 or the price of the equity security being issued (computed as the average of the closing price for the five trading days preceding such determination), shall require the unanimous recommendation of the Finance Committee prior to consideration by the Board of Directors.

            In the event that either (i) WCI or any direct or indirect wholly owned subsidiary of WCI or any limited partnership of which any such subsidiary is the general partner ("WCI Entities") holds in the aggregate fewer than 3,900,000 shares (subject to adjustment for stock splits, combinations and recapitalization) of the Corporation's Common Stock, or (ii) the WCI Entities hold fewer than 5,800,000 shares (subject to adjustment for stock splits, combinations and recapitalization) of the Corporation's Common Stock and such amount is less than 4.1% of the fully diluted shares of Common Stock of the Company (treating all outstanding options, warrants or convertible securities as being exercised or converted, but not taking into account the Contingent Shares) on any subsequent date, then the Finance Committee shall be dissolved and this paragraph (B) of Section 11 shall be of no further force and effect.

            SECTION 12. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.
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                                      -12-




            SECTION 13. Conference Telephone Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

            SECTION 1. Number and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be two Co-Chairmen of the Board, one of which shall be a designee of WCI, one or more Vice Chairmen of the Board, President and a Secretary. The Board of Directors may also elect one or more Vice Presidents, a Treasurer, a Comptroller and one or more Assistance Comptrollers, Assistant Secretaries and Assistant Treasurers. The Co-Chairmen of the Board and the Vice Chairmen of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

            SECTION 2. Term of Office and Qualification. The officers shall be elected annually by the Board of Directors at the first meeting thereof after each annual meeting of stockholders. A meeting of the directors may be held without notice for this purpose, as well as for the transaction of any other business, immediately after the annual meeting of stockholders of the Corporation and at the same place. In the event of the failure so to elect any such officer, such officer may be elected at any subsequent meeting (regular or special) of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall holder office until the next annual election of officers and until his successor shall have been duly elected and qualified, subject, however, to the provisions of
Article IV hereof. None of the officers of the Corporation except the Co-Chairmen of the Board and the Vice Chairman of the Board need be directors.

            SECTION 3. Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the

Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board.

            SECTION 4. The Co-Chairmen of the Board. The Co-Chairmen of the Board, (and as between the two Co-Chairmen, the Co-Chairman who shall also be the Chief Executive Officer of the Company, if both Co-Chairmen shall be present) shall preside at all meetings of the stockholders and of the Board of Directors. The Co-Chairmen shall make reports to the Board of Directors and the Stockholders, and shall perform all such other duties as are properly required of them by the Board of Directors.

            SECTION 5. The Vice Chairmen. Each Vice Chairman shall, in the absence of both Co-Chairmen, act as chairman of meetings of the Board of Directors. Each Vice Chairman shall have such other powers and duties as may be conferred upon him by the Co-Chairmen of the Board or the Board of Directors.

            SECTION 6. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation, subject to the Board of Directors. The President shall, in the absence of or because of the inability to act of the Co-Chairmen of the Board or any Vice Chairman, perform all duties of the Co-Chairmen of the Board or the Vice Chairman and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

            SECTION 7. Vice Presidents. In the absence or inability to act of the Co-Chairmen, the Vice Chairman or the President, any Vice President designated by the Board of Directors shall perform all the duties and may exercise all the powers of the President. Each Vice President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President or as may be prescribed by these By-laws.

            SECTION 8. The Comptroller. The Comptroller shall have responsibility for the accounting procedures and practices of the Corporation and shall keep or cause to be kept at the principal office of the corporation, and shall be responsible for the keeping of, correct financial records of the business and transactions of the Corporation and at all reasonable times shall exhibit such record to any of the directors of the Corporation upon application at the office of the Corporation where such records are kept. He shall also perform all the duties incident to the office of Comptroller and such other duties as from time to time may be assigned to him by the Board of Directors, the President or the Vice President.

            SECTION 9. Assistant Comptrollers. In the absence of the Comptroller, or in case of his inability to act, an Assistant Comptroller designated by the President or by the Board of Directors shall perform all the duties of the Comptroller and, when so acting, shall have all the powers of the Comptroller. The Assistant Comptrollers shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the President or the Comptroller.

            SECTION 10. The Secretary. The Secretary shall have the duty to record or cause to be recorded in books kept for that purpose the proceedings of the meetings of the Corporation including those of the stockholders, the Board of Directors and all committees designated by the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records (other than those financial records kept by the Comptroller) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws and when so affixed may attest the same; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of the Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

            SECTION 11. Assistant Secretaries. In the absence of the Secretary, or in case of his inability to act, an Assistant Secretary designated by the President or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the President or the Secretary.

            SECTION 12. The Treasurer. The Treasurer shall give such bond with such surety or sureties for the faithful performance of his duties as the Board of Directors may require. He shall have charge and custody of and be responsible for all funds and securities of the Corporation, deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws and have supervision over all receipts and disbursements of the Corporation and, in the absence of a Comptroller, have general responsibility for its accounting procedures and practices; at all reasonable times exhibit his books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

            SECTION 13. Assistant Treasurers. Each of the Assistant Treasurers shall give such bond for the faithful performance of his duties as the Board of Directors may require. In the absence of the Treasurer, or in case of his inability to act, an Assistant Treasurer designated by the President or the Board of Directors shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

            SECTION 14. Compensation. The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors, or pursuant to authority of general or special resolutions of the Board. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee.

            SECTION 15. Bonds. The Board of Directors shall have the power to require any officer or agent of the Corporation to give a bond for the faithful discharge of his duties in such form and in such amount and with such surety or sureties as the Board may deem advisable.

            SECTION 16. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

            SECTION 17. Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                                     NOTICES

            SECTION 1. Manner of Giving. Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given by mailing or telegraphing (including telex or cable or other similar means) the same to each such director or stockholder at such address as appears on the books or in the records of the Corporation, and such notice shall be deemed to be given at the time when the same is thus mailed or telegraphed.

            SECTION 2. Waiver of Notice. Whenever under the provisions of these By-laws, or of the Certificate of Incorporation, or of any of the laws of the State of Delaware, the stockholders, directors or members of a committee of directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                  CAPITAL STOCK

            SECTION 1. Form and Issuance. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed, countersigned and registered by, or in the name of the Corporation in such manner as the Board of Directors may by resolution prescribe. Any of or all the signatures on such a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue unless determined otherwise by the Board generally or in particular instances.

            SECTION 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have power and authority to make such other rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents and registrars thereof.

            SECTION 3. Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to publicize the same in such manner as it shall require and/or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or the issuance of the new certificate or certificates.

            SECTION 4. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board of Directors, the record date shall be determined as provided by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                  NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

            SECTION 1. Signatures on Checks, Etc. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution.

            SECTION 2. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

            SECTION 3. Loans. No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized or ratified by a resolution of the Board or Directors. Such authorization or ratification may be general or confined to specific instances.

                                  ARTICLE VIII

                                 CORPORATE SEAL

            The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

                                   ARTICLE IX

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be determined by the Board of Directors.

                                    ARTICLE X

                              VOTING OF STOCK HELD

            Unless otherwise provided by resolution of the Board of Directors, the Co-Chairmen of the Board, the Vice Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deemed necessary or proper in the premises; or any such officer may himself attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

                                   ARTICLE XI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS; INSURANCE

            SECTION 1. Indemnification. (a) Any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

            (b) Any person made a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the person shall be adjudged liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

            (c) To the extent that any person referred to above has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) No indemnification shall be granted under paragraph (a) or (b) above unless ordered by a court or unless it shall be specifically determined that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in the applicable paragraph, which determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

            (e) Expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding by a person who may be entitled to indemnity under the above provisions shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized under paragraph (d) above within twenty days following receipt by the Corporation of a written request for such advance, accompanied by a written undertaking by or on behalf of the person to whom payment is to be made that he will repay the amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation in accordance with the above provisions.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the above provisions shall not be deemed exclusive of any other rights to which those indemnified or advancement expenses may be entitled under any provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors, insurance agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) The indemnification and advancement of expenses, provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (h) Any amendment or repeal of this Article XI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

            SECTION 2. Insurance. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 1 of this Article XI.

                                   ARTICLE XII

                                   AMENDMENTS

            All By-laws of the Corporation shall be subject to amendment or repeal, and new By-laws may be adopted, either (a) by the affirmative vote of the holders of record of at least eighty percent (80%) of the outstanding stock of the Corporation entitled to vote for the election of directors, voting together as a single class, given at an annual meeting or at any special meeting of such stockholders, or (b) by the affirmative vote of a majority of the whole Board of Directors of the Corporation; provided, however, that Section 11(B) of
Article III hereof may be amended only by stockholder vote or by the affirmative vote of 12 of 13 members of the Board of Directors and provided, further, that
(i) the provisions of these By-laws concerning the powers and authority of the Co-Chairman who shall be the Chief Executive Officer shall not be changed, and
(ii) the number of directors set forth in Section 2 of Article III shall not be increased, without a stockholder vote or by the affirmative vote of 12 of 13 members of the Board of Directors.